                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                               State or Other
                                                               Jurisdiction of
       Name                                                    Incorporation
       ----                                                    ---------------
       Frequency and Time Systems, Inc.                        Delaware

       Austron, Inc.                                           Texas

       Efratom Time & Frequency Products, Inc.                 Colorado

       Datum GmbH                                              Germany

       Digital Delivery, Inc.                                  Massachusetts